FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         NEW YORK COMMUNITY BANCORP, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                06-1377322
--------------------------------          -----------------------------------
 (Jurisdiction of Incorporation)          (I.R.S. Employer Identification No.)

  615 Merrick Avenue, Westbury, NY                     11590
---------------------------------------            -------------
(Address of Principal Executive Offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                           Name of each exchange on which each
 Title of each class to be so registered      class is to be registered
----------------------------------------   -----------------------------------

Common Shares, $0.01 par value per share       New York Stock Exchange, Inc.
      and the related Preferred
        Stock Purchase Rights


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: ________________________________________________ (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

                                                              None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

         Common Stock

         The information relating to the common stock, par value $.01 per share of New York Community Bancorp, Inc. ("NYCB") required by Item 202 of Regulation S-K is hereby incorporated by reference to the prospectus supplement on Form 424B5 (No. 333-86682 and No. 333-100767) filed with the SEC on October 30, 2002.

         Preferred Stock Purchase Rights

         The information relating to the preferred stock purchase rights issued pursuant to the Shareholder Protection Rights Agreement dated as of January 16, 1996 and amended on March 27, 2001 and August 1, 2001, between the Company and Registrar and Transfer Company, as Rights Agent, required by Item 202 of Regulation S-K is hereby incorporated by reference to Exhibit 4 of the Company's Form 8-A filed with the SEC on January 24, 1996, amended as reflected in Exhibit
4.2 to the registration statement on Form S-4 filed with the SEC on April 25, 2001 and in Exhibit 4.3 to this Form 8-A.

Item 2.  Exhibits

         The following exhibits are filed as part of this Registration
         Statement:

         Exhibit No.                  Exhibit                           Location

         3.1         Certificate of Incorporation as amended of NYCB      (1)

         3.2         Bylaws of NYCB                                       (2)

         4.1         Specimen Common Stock certificate                    (3)

         4.2         Shareholder Rights Agreement, dated as of January
                     16, 1996 and amended on March 27, 2001 and
                     August 1, 2001 between NYCB and Registrar and
                     Transfer Company, as Rights Agent                    (4)

         4.3         Amendments to Shareholder Rights Agreement
                     dated August 1, 2001                                 (5)


        99.1         NYCB's Annual Report on Form 10-K for the year ended
                     December 31, 2001                                    (6)

        99.2         NYCB's Quarterly Report on Form 10-Q for the three
                     months ended September 30, 2002                      (7)

        99.3         NYCB's definitive proxy statement dated April 15,
                     2002 for the 2002 Annual Meeting of Stockholders     (8)

-----------
(1) Incorporated by reference to the Exhibits filed with NYCB's Form 10-Q for the quarterly period ended March 31, 2001.

(2) Exhibit is incorporated by reference to the Exhibits filed with the Annual Report on Form 10-K filed by NYCB for the year ended December 31, 2001 (No. 0-22278).

(3) Exhibit is incorporated by reference to Exhibits filed with the Registration Statement Form S-1 (No. 33-66852).

(4) Exhibit is incorporated by reference to Exhibit 4 of NYCB's Form 8-A filed with the SEC on January 24, 1996, amended as reflected in Exhibit
         4.2 to the Registration Statement on Form S-4 filed by NYCB with the SEC on April 25, 2001 and in Exhibit 4.3 to this Form 8-A.

(5)      Filed herewith.

(6)      Filed with the SEC on April 1, 2002.

(7)      Filed with the SEC on November 14, 2002.

(8)      Filed with the SEC on April 16, 2002.

All exhibits will be supplied to the New York Stock Exchange.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



December 11, 2002                           New York Community Bancorp, Inc.


                                            By: /s/ Joseph R. Ficalora
                                            -------------------------------
                                                Joseph R. Ficalora
                                                President and CEO

                                                                   EXHIBIT 4.3

                          AMENDMENT TO RIGHTS AGREEMENT

     The Rights Agreement dated January 16, 1996 between New York Community Bancorp, Inc. (formerly Queens County Bancorp, Inc.) and Mellon Investor Services (formerly Chemical Mellon Shareholder Services L.L.C.) (the "Rights Agreement") is hereby amended as follows (the "Amendment"):

          Section 4.4 is hereby amended by deleting the fifth sentence and in its place substituting a new fifth sentence to read as follows:

               "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, having an office in the United States, and is registered as a Transfer Agent in accordance with the applicable provisions of the Securities and Exchange Act of 1934, as amended, and is qualified to act as a Transfer Agent under the rules of the New York
                Stock Exchange."

     IN WITNESS WHEREOF, the parties listed below have caused this Amendment to be duly executed on this date.

Effective Date:  August 1, 2001

New York Community Bancorp, Inc.              Mellon Investor Services

By:   /s/ Ilene A. Angarola                   By:  /s/ Kirk Alexander
    ---------------------------------------      ------------------------------
      Ilene A. Angarola                            Kirk Alexander
      Senior Vice President                        Client Service Manager

                          AMENDMENT TO RIGHTS AGREEMENT


     The Rights Agreement dated January 16, 1996 between New York Community Bancorp Inc. (formerly Queens County Bancorp Inc.) and Chemical Mellon Shareholder Services LLC is hereby amended as follows:

1. Registrar and Transfer Company, a New Jersey corporation ("R&T"), is hereby appointed as the successor Rights Agent with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent.

2. Section 5.9 is hereby amended to show the Rights Agent's address as follows:

                         Registrar and Transfer Company
                                10 Commerce Drive
                           Cranford, New Jersey 07016
                             Attn: Account Executive

     IN WITNESS WHEREOF, the parties listed below have caused this Amendment to be duly executed on this date.


Effective Date:  August 1, 2001


New York Community Bancorp Inc.            Registrar and Transfer Company



By:  /s/ Ilene A. Angarola              By:  /s/ William P. Tatler
    ------------------------------          ------------------------------------
     Ilene A. Angarola                       William P. Tatler
     Senior Vice President                   Vice President